Exhibit 99
U.S. Xpress Enterprises Reports Third Quarter 2021 Results

CHATTANOOGA, Tenn.-- U.S. Xpress Enterprises, Inc. (NYSE: USX) today announced results for the third quarter of 2021.

Third Quarter 2021 Financial Highlights Compared to Third Quarter 2020

•    Operating revenue grew 13.8% to $491.1 million compared to $431.5 million
•    Variant exited the quarter with 1,283 tractors, representing growth of 149%, and contributed to the total tractor count growing sequentially for the first time since the second quarter of 2020
•    Net loss attributable to controlling interest of $5.5 million or $0.11 per share compared to net income attributable to controlling interest of $10.7 million or $0.20 per diluted share
•    During the quarter, the Company recognized an $0.18 per diluted share unrealized loss on a strategic equity investment, which is excluded from the Company’s adjusted results1
•    Adjusted net income attributable to controlling interest1, a non-GAAP measure, of $3.4 million or $0.07 per diluted share compared to $10.7 million or $0.20 per diluted share

“Our third-quarter results reflect further progress in our digital transformation, which is positioning us for long-term profitable growth against the backdrop of operating in an increasingly tight macro environment. During the third quarter, we successfully grew total tractor count sequentially, repriced most of our dedicated portfolio and grew revenue as well as the percentage of loads booked digitally in our Brokerage segment,” said Eric Fuller, President and CEO, U.S. Xpress. “From a financial results perspective, the Dedicated repricing and Variant tractor count growth were both weighted towards the end of the quarter and were outweighed by wage inflation and investments in our digital transformation that we expect to drive long-term profitable growth. We remain on track to exit the year with 1,500 tractors in Variant, and we continue to target doubling our revenues over the next four years.”

Third Quarter and Year-to-Date 2021 Financial Highlights

	Quarter Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating revenue	$491,140	$431,469	$1,416,921	$1,286,514
Revenue, excluding fuel surcharge	$451,824	$403,679	$1,306,998	$1,190,463
Operating income	$6,635	$15,891	$23,539	$28,500
Net income (loss) attributable to controlling interest	$(5,478)	$10,696	$16,156	$10,978
Earnings (loss) per diluted share	$(0.11)	$0.20	$0.31	$0.20
Adjusted net income attributable to controlling interest[1]	$3,430	$10,696	$10,153	$12,978
Adjusted earnings per diluted share[1]	$0.07	$0.20	$0.19	$0.24
Operating Ratio
Truckload operating ratio	98.0%	94.6%	97.9%	96.3%
Brokerage operating ratio	101.6%	108.1%	100.0%	108.9%
Operating ratio	98.6%	96.3%	98.3%	97.8%
Adjusted operating ratio[1]	98.5%	96.1%	98.2%	97.6%

Update on Variant

Variant’s tractor count increased to 1,283 tractors or 149% over the last 12 months, which contributed to Variant’s revenue growing to 17.5% of Truckload revenue in the quarter compared to 6.7% of Truckload revenue in the third quarter of 2020. Variant continues to not only scale but outperform the legacy over-the-road (OTR) key metrics in turnover, utilization, preventable accidents per million miles, and average revenue per tractor per week.

Mr. Fuller noted, “We reached a major milestone in the third quarter as Variant tractor count growth outpaced attrition in the legacy OTR division, driving total tractor count growth sequentially. The Variant brand is resonating in the professional driver community, and we continue to have success bringing new professional drivers into Variant despite an increasingly challenging driver market.”

Truckload Segment

	Quarter Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Over the road
Average revenue per tractor per week*	$3,770	$3,680	$3,776	$3,566
Average revenue per mile*	$2.421	$2.047	$2.286	$1.921
Average revenue miles per tractor per week	1,558	1,798	1,651	1,856
Average tractors	3,413	3,684	3,384	3,781
Dedicated
Average revenue per tractor per week*	$4,340	$4,065	$4,274	$4,085
Average revenue per mile*	$2.527	$2.353	$2.455	$2.360
Average revenue miles per tractor per week	1,717	1,728	1,741	1,731
Average tractors	2,520	2,710	2,575	2,717
Consolidated
Average revenue per tractor per week*	$4,012	$3,843	$3,991	$3,783
Average revenue per mile*	$2.468	$2.173	$2.361	$2.097
Average revenue miles per tractor per week	1,625	1,768	1,690	1,804
Average tractors	5,933	6,394	5,959	6,498
* Excluding fuel surcharge revenues

The Truckload segment generated an operating ratio of 98.0% compared to 94.6% in the third quarter of 2020. Adjusted operating ratio1 which adjusts for the impact of the Company’s fuel surcharge program, was 97.8% for the third quarter of 2021 compared to 94.1% in the third quarter of 2020. This change was primarily the result of higher fixed costs as a percentage of revenue as well as the tractor count declining 461 tractors year-over-year. In addition, inflationary pressures in both wage and fuel expenses were only partially offset by the increased rate per mile in the quarter.

In the OTR division, the average revenue per tractor per week increased 2.4%, or $90 per tractor per week, compared with the third quarter of 2020. The increase in average revenue per tractor per week was the result of an 18.3% increase in average revenue per mile, attributable to a strong freight market and Variant’s Optimizer 2.0 prioritizing yield which is the combination of rate and utility. This increase was partially offset by a 13.3% decrease in revenue miles per tractor per week, which we attribute to decisions made by Variant’s Optimizer to prioritize yield and the increasingly challenging professional driver market.

The Dedicated division’s average revenue per tractor per week increased 6.8%, or $275 per tractor per week to $4,340, compared to the third quarter of 2020, primarily a result of a 7.4% increase in average revenue per mile partially offset by a 0.6% decline in average revenue miles per tractor per week.

Mr. Fuller commented, “The most important takeaway from our Truckload segment is that our total tractor count has troughed and grew sequentially in the third quarter. This is an important inflection point for the business as the growth of Variant has begun to outpace the attrition of our legacy OTR division. With Variant growing and our Dedicated rate increases helping to attract drivers, we are positioned to close out the year with strong momentum heading into 2022.”

Brokerage Segment

	Quarter Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Brokerage revenue	$90,820	$55,970	$269,148	$152,475
Gross margin %	11.2%	6.7%	12.3%	6.1%
Load Count	43,766	38,779	130,627	123,205
Percentage of loads processed on digital platform	82.7%	49.8%	74.4%	28.2%

The Brokerage segment continues to provide additional selectivity for the Company’s assets to optimize yield while at the same time offering expanded capacity solutions to customers. Brokerage segment revenue increased to $90.8 million in the third quarter of 2021 compared to $56.0 million in the third quarter of 2020, primarily as a result of increased revenue per load and, to a lesser extent, an increase in load count in the quarter. Brokerage operating loss was $1.4 million in the third quarter of 2021 compared to an operating loss of $4.5 million in the year-ago quarter.

Mr. Fuller said, “We continue to grow revenue, load count, and the percentage of transactions processed on our digital platform in our Brokerage segment in line with our near-term profitability expectations for this business. Our focus remains on capturing market share and growing load count from a more diverse customer base, building out our carrier network density, and delivering purpose built technological products to our customers. We believe these actions will all positively contribute to operating margin improvement at scale.”

Liquidity and Capital Resources

At the end of the third quarter 2021, the Company had $180.1 million of liquidity (defined as cash plus availability under the Company’s revolving credit facility), $356.8 million of net debt (defined as long-term debt, including current maturities, less cash balances), and $280.9 million of total stockholders' equity.

The Company expects its net capital expenditures to approximate $130 million to $150 million for the full year of 2021. Through September 30, 2021, net capital expenditures were $71.1 million.

Outlook

Mr. Fuller commented, “As we think about the future of our industry and where we want to be positioned, we are making investment decisions based upon a longer-term horizon of three to five years. We believe that at that time, the convergence of digital processes, artificial intelligence, automation, alternative fuels, and workforce choices will have dramatically shaped the future of our industry, and those who embrace digital transformation will be in a position to succeed. The decisions and investments that we are making today are designed to position us as a leader in the future state of freight transportation. Between now and then, we will remain focused on investing in our future with an emphasis on growing Variant’s tractor count, and consequently, we expect gradual margin expansion, though our quarterly results may fluctuate until we reach maturity.”

Conference Call

A conference call and simultaneous webcast is scheduled today at 5:00 p.m. ET to discuss the Company’s 2021 third-quarter results and provide a business and financial update. Access to the webcast is available at investor.usxpress.com. To listen to the conference call, please dial 1-877-423-9813 or, for international callers, 1-201-689-8573 and ask to be joined to the U.S. Xpress Third-Quarter 2021 Earnings Conference Call.

Supplemental Financial Information

Additional information regarding the U.S. Xpress’ operating results is provided below as well as on the Company’s investor page at investor.usxpress.com.

(1) Non-GAAP Financial Measures

In addition to our net income determined in accordance with U.S. generally accepted accounting principles (‘‘GAAP’’), we evaluate operating performance using certain non-GAAP measures, including Adjusted Operating Ratio, Adjusted Operating Income, Adjusted Net Income Attributable to Controlling Interest, and Adjusted EPS (on a consolidated and, as applicable, segment basis). Management believes the use of non-GAAP measures assists investors and securities analysts in understanding the ongoing operating performance of our business by allowing more effective comparison between periods. Further, management uses non-GAAP Adjusted Operating Ratio, Adjusted Operating Income, Adjusted Net Income Attributable to Controlling Interest, and Adjusted EPS measures on a supplemental basis to remove items that may not be an indicator of performance from period-to-period. The non-GAAP information provided is used by our management and may not be comparable to similar measures disclosed by other companies. The non-GAAP measures used herein have limitations as analytical tools and should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. You should not consider the non-GAAP measures used herein in isolation or as substitutes for analysis of our results as reported under GAAP. Management compensates for these limitations by relying primarily on GAAP results and using non-GAAP financial measures on a supplemental basis.

Pursuant to the requirements of Regulation G and Regulation S-K, we have provided reconciliations of Adjusted Operating Ratio, Adjusted Operating Income, Adjusted Net Income Attributable to Controlling Interest, and Adjusted EPS to the most comparable GAAP financial measures at the end of this press release.

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," “outlook,” “strategy,” “optimistic,” “will,” “could,” “should,” “may,” “focus,” “seek,” “potential,” “continue,” “goal,” “target,” “objective,” derivations thereof, and similar terms and phrases.  In this press release, such statements may include, but are not limited to, statements in the "Outlook" section, statements regarding the freight and driver market, expected rates, expected margins, statements regarding future unit, revenue and profit growth of our Variant fleet and Brokerage segment, our ability to scale our digital businesses, expected net capital expenditures, and any other statements concerning: any projections of earnings, revenues, cash flows, capital expenditures, operating ratio, operating margin, compliance with financial covenants, or other financial items; any statement of plans, strategies, or objectives for future operations; any statements regarding future economic or industry conditions or performance; and any statements of belief and any statements of assumptions underlying any of the foregoing. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: general economic conditions, including inflation and consumer spending; political conditions and regulations, including future changes thereto; changes in tax laws or in their interpretations and changes in tax rates; future insurance and claims experience, including adverse changes in claims experience and loss development factors, or additional changes in management's estimates of liability based upon such experience and development factors that cause our expectations of insurance and claims expense to be inaccurate or otherwise impacts our results; impact of pending or future legal proceedings; future market for used revenue equipment and real estate; future revenue equipment prices; future capital expenditures, including equipment purchasing and leasing plans and equipment turnover (including expected trade-ins); fleet age; future depreciation and amortization; changes in management’s estimates of the need for new tractors and trailers; future ability to generate sufficient cash from operations and obtain financing on favorable terms to meet our significant ongoing capital requirements; our ability to maintain compliance with the provisions of our credit agreement; freight environment, including freight demand, rates, capacity, and volumes; future asset utilization; loss of one or more of our major customers; our ability to renew dedicated service offering contracts on the terms and schedule we expect; surplus inventories, recessionary economic cycles, and downturns in customers' business cycles; strikes, work slowdowns, or work stoppages at the Company, customers, ports, or other shipping related facilities; increases or rapid fluctuations in fuel prices, as well as fluctuations in surcharge collection, including, but not limited to, changes in customer fuel surcharge policies and increases in fuel surcharge bases by customers; interest rates, fuel taxes, tolls, and license and registration fees; increases in compensation for and difficulty in attracting and retaining qualified professional drivers and independent contractors; classification of independent contractors; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, intermodal, and brokerage (including digital brokerage) competitors; regulatory requirements that increase costs, decrease efficiency, or reduce the availability of drivers, including revised hours-of-service requirements for drivers and the Federal Motor Carrier Safety Administration’s Compliance, Safety, Accountability program that implemented new driver standards and modified the methodology for determining a carrier’s Department of Transportation safety rating; future safety performance; our ability to reduce, or control increases in, operating costs; future third-party service provider relationships and availability; execution of the Company’s current business strategy or changes in the Company’s business strategy, including whether implementation of such strategies will improve profitability; the ability of the Company’s infrastructure to support future organic or inorganic growth; our ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; our ability to adapt to changing market conditions and technologies, including the future use of autonomous tractors; disruptions to our information technology; the cost of and our ability to effectively and efficiently implement technology initiatives; costs, diversion of management’s attention, and potential payments made in connection with the multiple class action lawsuits a stockholder derivative lawsuit arising out of our IPO; credit, reputational and relationship risks of certain of our current and former equity investments; our ability to maintain effective internal controls without material weaknesses; our voting control is concentrated with certain members of the Fuller and Quinn families, which limits the ability of other stockholders to influence corporate matters; and the impact of the recent coronavirus outbreak or other similar outbreaks. Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

About U.S. Xpress Enterprises

Through its subsidiaries, U.S. Xpress Enterprises, Inc. offers customers over-the-road, dedicated, and brokerage services. Founded in 1985, the Company utilizes a combination of smart technology, a modern fleet of tractors and a network of highly trained, professional drivers to efficiently move freight for a wide variety of customers. U.S. Xpress implements a range of digital initiatives and technology to drive innovation in the industry, streamline the value chain for customers and improve the overall driver experience.

USX Financial

Investor Contact
Matt Garvie
Vice President, Investor Relations
423-633-7153
mgarvie@usxpress.com

Condensed Consolidated Income Statements (unaudited)
	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2021	2020	2021	2020
Operating Revenue:
Revenue, excluding fuel surcharge	$451,824	$403,679	$1,306,998	$1,190,463
Fuel surcharge	39,316	27,790	109,923	96,051
Total operating revenue	491,140	431,469	1,416,921	1,286,514
Operating Expenses:
Salaries, wages and benefits	158,942	137,541	445,445	412,889
Fuel and fuel taxes	46,715	33,208	130,902	103,265
Vehicle rents	22,700	20,956	65,710	64,168
Depreciation and amortization, net of (gain) loss	19,509	25,785	65,096	77,871
Purchased transportation	159,152	125,997	458,302	373,117
Operating expense and supplies	38,683	33,927	105,641	101,249
Insurance premiums and claims	18,242	17,835	58,952	65,141
Operating taxes and licenses	3,677	3,359	10,193	10,756
Communications and utilities	2,677	2,187	8,029	6,895
General and other operating	14,208	14,783	45,112	42,663
Total operating expenses	484,505	415,578	1,393,382	1,258,014
Operating Income	6,635	15,891	23,539	28,500
Other Expenses (Income):
Interest expense, net	3,572	4,381	10,816	14,664
Other, net	12,062	-	(8,129)	2,000
	15,634	4,381	2,687	16,664
Income (Loss) Before Income Taxes	(8,999)	11,510	20,852	11,836
Income Tax Provision (Benefit)	(3,361)	1,337	4,732	1,867
Net Income (Loss)	(5,638)	10,173	16,120	9,969
Net Income (Loss) attributable to non-controlling interest	(160)	(523)	(36)	(1,009)
Net Income (Loss) attributable to controlling interest	$(5,478)	$10,696	$16,156	$10,978

Income (Loss) Per Share
Basic earnings (loss) per share	$(0.11)	$0.22	$0.32	$0.22
Basic weighted average shares outstanding	50,563	49,667	50,293	49,462
Diluted earnings (loss) per share	$(0.11)	$0.20	$0.31	$0.20
Diluted weighted average shares outstanding	50,563	51,194	51,839	50,493

Condensed Consolidated Balance Sheets (unaudited)
	September 30,	December 31,
(in thousands)	2021	2020
Assets
Current assets:
Cash and cash equivalents	$5,995	$5,505
Customer receivables, net of allowance of $163 and $157, respectively	227,825	189,869
Other receivables	19,227	19,203
Prepaid insurance and licenses	21,751	14,265
Operating supplies	12,505	8,953
Assets held for sale	18,344	12,382
Other current assets	28,590	16,263
Total current assets	334,237	266,440
Property and equipment, at cost	885,992	896,264
Less accumulated depreciation and amortization	(376,155)	(394,603)
Net property and equipment	509,837	501,661
Other assets:
Operating lease right-of-use assets	275,247	287,251
Goodwill	59,221	59,221
Intangible assets, net	24,320	25,513
Other	42,713	39,504
Total other assets	401,501	411,489
Total assets	$1,245,575	$1,179,590
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$129,808	$83,621
Book overdraft	2,605	-
Accrued wages and benefits	48,200	40,095
Claims and insurance accruals	47,698	47,667
Other accrued liabilities	5,860	5,986
Current portion of operating leases	82,015	78,193
Current maturities of long-term debt and finance leases	84,478	103,690
Total current liabilities	400,664	359,252
Long-term debt and finance leases, net of current maturities	278,271	255,287
Less debt issuance costs	(369)	(314)
Net long-term debt and finance leases	277,902	254,973
Deferred income taxes	28,926	25,162
Other long-term liabilities	14,837	14,615
Claims and insurance accruals, long-term	46,376	55,420
Noncurrent operating lease liability	194,525	209,311
Commitments and contingencies	-	-
Stockholders' Equity:
Common stock	505	497
Additional paid-in capital	266,698	261,338
Retained earnings (deficit)	13,726	(2,430)
Stockholders' equity	280,929	259,405
Noncontrolling interest	1,416	1,452
Total stockholders' equity	282,345	260,857
Total liabilities and stockholders' equity	$1,245,575	$1,179,590

Condensed Consolidated Cash Flow Statements (unaudited)
	Nine Months Ended September 30,
(in thousands)	2021	2020
Operating activities
Net income (loss)	$16,120	$9,969
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax provision	3,764	1,543
Depreciation and amortization	62,049	68,104
Losses on sale of property and equipment	3,047	9,767
Share based compensation	5,294	3,421
Other	546	3,186
Unrealized (gain) on investment	(8,129)	-
Changes in operating assets and liabilities
Receivables	(38,064)	(8,354)
Prepaid insurance and licenses	(7,486)	(11,747)
Operating supplies	(3,420)	(204)
Other assets	(8,284)	(3,047)
Accounts payable and other accrued liabilities	36,762	21,413
Accrued wages and benefits	8,105	7,863
Net cash provided by operating activities	70,304	101,914
Investing activities
Payments for purchases of property and equipment	(141,068)	(129,582)
Proceeds from sales of property and equipment	70,016	36,192
Other	-	(1,880)
Net cash used in investing activities	(71,052)	(95,270)
Financing activities
Borrowings under lines of credit	235,612	231,254
Payments under lines of credit	(210,612)	(231,254)
Borrowings under long-term debt	83,959	228,981
Payments of long-term debt and finance leases	(110,759)	(231,340)
Payments of financing costs	(100)	(1,391)
Net proceeds from issuance of common stock under ESPP	1,285	851
Tax withholding related to net share settlement of restricted stock awards	(1,211)	(135)
Payments of long-term consideration for business acquisition	-	(1,000)
Proceeds from long-term consideration for sale of subsidiary	460	438
Book overdraft	2,604	(1,313)
Net cash provided by (used in) financing activities	1,238	(4,909)
Net change in cash and cash equivalents	490	1,735
Cash and cash equivalents
Beginning of year	5,505	5,687
End of period	$5,995	$7,422

Key Operating Factors & Truckload Statistics (unaudited)

	Quarter Ended September 30,		%	Nine Months Ended September 30,		%
	2021	2020	Change	2021	2020	Change
Operating Revenue:
Truckload[1]	$361,004	$347,709	3.8%	$1,037,850	$1,037,988	0.0%
Fuel Surcharge	39,316	27,790	41.5%	109,923	96,051	14.4%
Brokerage	90,820	55,970	62.3%	269,148	152,475	76.5%
Total Operating Revenue	$491,140	$431,469	13.8%	$1,416,921	$1,286,514	10.1%

Operating Income (Loss):
Truckload	$8,081	$20,407	-60.4%	$23,553	$42,035	-44.0%
Brokerage	$(1,446)	$(4,516)	-68.0%	$(14)	$(13,535)	-99.9%
	$6,635	$15,891	-58.2%	$23,539	$28,500	-17.4%

Operating Ratio:
Operating Ratio	98.6%	96.3%	2.4%	98.3%	97.8%	0.5%
Adjusted Operating Ratio[2]	98.5%	96.1%	2.5%	98.2%	97.6%	0.6%

Truckload Operating Ratio	98.0%	94.6%	3.6%	97.9%	96.3%	1.7%
Adjusted Truckload Operating Ratio[2]	97.8%	94.1%	3.9%	97.7%	96.0%	1.9%
Brokerage Operating Ratio	101.6%	108.1%	-6.0%	100.0%	108.9%	-8.2%

Truckload Statistics:
Revenue Per Mile[1]	$2.468	$2.173	13.6%	$2.361	$2.097	12.6%

Average Tractors -
Company Owned	4,746	4,700	1.0%	4,619	4,741	-2.6%
Owner Operators	1,187	1,694	-29.9%	1,340	1,757	-23.7%
Total Average Tractors	5,933	6,394	-7.2%	5,959	6,498	-8.3%

Average Revenue Miles Per Tractor Per Week	1,625	1,768	-8.1%	1,690	1,804	-6.3%

Average Revenue Per Tractor Per Week[1]	$4,012	$3,843	4.4%	$3,991	$3,783	5.5%

Total Miles	141,946	165,206	-14.1%	436,914	510,220	-14.4%

Total Company Miles	112,516	119,014	-5.5%	335,779	362,882	-7.5%

Total Independent Contractor Miles	29,430	46,192	-36.3%	101,135	147,338	-31.4%

Independent Contractor fuel surcharge	8,001	6,838	17.0%	24,083	25,360	-5.0%

[1] Excluding fuel surcharge revenues
[2] See GAAP to non-GAAP reconciliation in the schedules following this release

Non-GAAP Reconciliation - Adjusted Net Income and EPS (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2021	2020	2021	2020
GAAP: Net income attributable to controlling interest	$(5,478)	$10,696	$16,156	$10,978
Adjusted for:
Income tax provision	(3,361)	1,337	4,732	1,867
Income before income taxes attributable to controlling interest	$(8,839)	$12,033	$20,888	$12,845
Unrealized (gain) loss on equity investment[1]	12,062	-	(8,129)	-
Loss on sale of equity method investment[2]	-	-	-	2,000
Adjusted income before income taxes	3,223	12,033	12,759	14,845
Adjusted income tax provision	(207)	1,337	2,606	1,867
Non-GAAP: Adjusted net income attributable to controlling interest	$3,430	$10,696	$10,153	$12,978

GAAP: Earnings per diluted share	$(0.11)	$0.20	$0.31	$0.20
Adjusted for:
Income tax expense attributable to controlling interest	(0.06)	0.03	0.09	0.04
Income before income taxes attributable to controlling interest	$(0.17)	$0.23	$0.40	$0.24
Unrealized (gain) loss on equity investment[1]	0.24	-	(0.16)	-
Loss on sale of equity method investment[2]	-	-	-	0.04
Adjusted income before income taxes	0.07	0.23	0.24	0.28
Adjusted income tax provision	-	0.03	0.05	0.04
Non-GAAP: Adjusted earnings per diluted share attributable to controlling interest	$0.07	$0.20	$0.19	$0.24

[1]During the second and third quarter of 2021, we recognized an unrealized (gain) loss on our TuSimple equity investment
[2]During the first quarter of 2020, we incurred loss on sale related to an equity method investment in a former wholly owned subsidiary

Non-GAAP Reconciliation - Adjusted Operating Income and Adjusted Operating Ratio (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
GAAP Presentation:
Total revenue	$491,140	$431,469	$1,416,921	$1,286,514
Total operating expenses	(484,505)	(415,578)	(1,393,382)	(1,258,014)
Operating income	$6,635	$15,891	$23,539	$28,500
Operating ratio	98.6%	96.3%	98.3%	97.8%

Non-GAAP Presentation
Total revenue	$491,140	$431,469	$1,416,921	$1,286,514
Fuel surcharge	(39,316)	(27,790)	(109,923)	(96,051)
Revenue, excluding fuel surcharge	451,824	403,679	1,306,998	1,190,463

Total operating expenses	484,505	415,578	1,393,382	1,258,014
Adjusted for:
Fuel surcharge	(39,316)	(27,790)	(109,923)	(96,051)
Adjusted operating expenses	445,189	387,788	1,283,459	1,161,963
Adjusted Operating Income	$6,635	$15,891	$23,539	$28,500
Adjusted operating ratio	98.5%	96.1%	98.2%	97.6%

Non-GAAP Reconciliation - Truckload Adjusted Operating Income and Adjusted Operating Ratio (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Truckload GAAP Presentation:
Total Truckload revenue	$400,320	$375,499	$1,147,773	$1,134,039
Total Truckload operating expenses	(392,239)	(355,092)	(1,124,220)	(1,092,004)
Truckload operating income	$8,081	$20,407	$23,553	$42,035
Truckload operating ratio	98.0%	94.6%	97.9%	96.3%

Truckload Non-GAAP Presentation
Total Truckload revenue	$400,320	$375,499	$1,147,773	$1,134,039
Fuel surcharge	(39,316)	(27,790)	(109,923)	(96,051)
Revenue, excluding fuel surcharge	361,004	347,709	1,037,850	1,037,988

Total Truckload operating expenses	392,239	355,092	1,124,220	1,092,004
Adjusted for:
Fuel surcharge	(39,316)	(27,790)	(109,923)	(96,051)
Truckload Adjusted operating expenses	352,923	327,302	1,014,297	995,953
Truckload Adjusted operating income	$8,081	$20,407	$23,553	$42,035
Truckload Adjusted operating ratio	97.8%	94.1%	97.7%	96.0%

Back to Form 8-K